Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Anuual Report of Havana Furnishings Inc. (the "Company") on Form 10-k for the year ended July 31, 2012 as filed with the Securities and Exchange Commission on the date here of (the "report"), I Haisam Hamie, President and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)        The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

            Dated this 29th day of October, 2012.

/s/ HAISAM HAMIE
Haisam Hamie
President, Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors

A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Santo Pita Corp. and will be retained by Santo Pita Corp. and furnished to the Securities and Exchange Commission or its staff upon request.